EXHIBIT 99.1 News release
HP Reports First Quarter 2008 Results
Editorial Contacts: Bob Sherbin, HP +1 650 857 2381 robert.sherbin@hp.com	•	First quarter net revenue up 13%, or $3.4 billion, from a year earlier to $28.5 billion

Ryan J. Donovan, HP +1 650 857 8410 ryan.j.donovan@hp.com	•	First quarter GAAP operating profit up 42% to $2.6 billion; $0.80 earnings per share, up from $0.55 a year earlier
HP Media Hotline
+1 866 266 7272 pr@hp.com www.hp.com/go/newsroom	•	First quarter non-GAAP operating profit up 31% to $2.8 billion; $0.86 earnings per share, up from $0.65 a year earlier
Hewlett-Packard Company 3000 Hanover Street Palo Alto, CA 94304 www.hp.com	• •	Cash flow from operations of $3.2 billion $3.3 billion of share repurchases

PALO ALTO, Calif., Feb. 19, 2008 – HP today announced financial results for its first fiscal quarter ended Jan. 31, 2008, with net revenue of $28.5 billion, up 13% from a year earlier and up 8% when adjusted for the effects of currency.

In the first quarter, GAAP operating profit was $2.6 billion and GAAP diluted earnings per share (EPS) was $0.80, up from $0.55 in the prior-year period. Non-GAAP operating profit was $2.8 billion, with non-GAAP diluted EPS of $0.86 up from $0.65 in the prior-year period. Non-GAAP financial information excludes $158 million of adjustments on an after-tax basis, or $0.06 per diluted share, related primarily to amortization of purchased intangibles.

“We are raising our guidance yet again, reflecting our confidence in anticipated cost reductions and share gains in key markets,” said Mark Hurd, HP chairman and chief executive officer. “We added more than 2,000 sales positions in the past year through acquisitions and hiring. HP remains well positioned for profitable growth as we continue to focus on our numerous cost initiatives and improve our market coverage.”

	Q1 FY08	Q1 FY07	Y/Y
Net revenue ($B)	$ 28.5	$ 25.1	13%
GAAP operating margin	9.2%	7.3%	1.9 pts
GAAP net earnings ($B)	$ 2.1	$ 1.5	38%
GAAP diluted EPS	$ 0.80	$ 0.55	45%
Non-GAAP operating margin	9.9%	8.6%	1.3 pts
Non-GAAP net earnings ($B)	$ 2.3	$ 1.8	25%
Non-GAAP diluted EPS	$ 0.86	$ 0.65	32%

Information about HP’s use of non-GAAP financial information is provided under “Use of non-GAAP financial information” below.

Revenue in the Americas grew 8% on a year-over-year basis to $11.2 billion. Revenue grew 15% in Europe, the Middle East and Africa to $12.3 billion. Revenue grew 22% in Asia Pacific to $4.9 billion. When adjusted for the effects of currency, revenue in the Americas grew 7%, revenue in Europe, the Middle East and Africa grew 7%, and revenue in Asia Pacific grew 16%.  Revenue from outside of the United States in the first quarter was 69%, with revenue in the BRIC countries (Brazil, Russia, India and China) growing 35% over the prior-year period and accounting for 9% of total revenue.

Personal Systems Group

Personal Systems Group (PSG) revenue grew 24% year over year to $10.8 billion, with unit shipments up 27% on a year-over-year basis. Notebook revenue for the quarter grew 37% over the prior-year period, while desktop revenue grew 15%. Commercial client revenue grew 22% year over year, while Consumer client revenue increased 29%.  Operating profit was $628 million, or 5.8% of revenue, up from $414 million, or 4.7% of revenue, in the prior-year period.

Imaging and Printing Group

Imaging and Printing Group (IPG) revenue grew 4% year over year to $7.3 billion. On a year-over-year basis, supplies revenue grew 6%, Commercial hardware revenue grew 7% and Consumer hardware revenue declined 5%. Printer unit shipments increased 1% year over year, with Consumer printer hardware units down 2% and Commercial printer hardware units up 13%. Momentum in key growth initiatives continued, with solid growth in both the Graphic Arts and the Enterprise businesses. Operating profit was $1.2 billion, or 15.7% of revenue, up from $1.1 billion, or 15.3% of revenue, in the prior-year period.

Enterprise Storage and Servers

Enterprise Storage and Servers (ESS) reported revenue of $4.8 billion, up 9% over the prior-year period fueled by ESS blades, which grew 81%. On a year-over-year basis, industry-standard server revenue increased 11%. Storage revenue grew 10%, with revenue growth of 14% in the midrange EVA line. Business critical systems revenue increased 1%, with Integrity systems growth of 37% offset by declines in PA-RISC and Alpha. Operating profit was $673 million, or 14.0% of revenue, up from $453 million, or 10.2% of revenue, in the prior-year period.

HP Services

HP Services (HPS) revenue increased 11% year over year to $4.4 billion. Revenue in Outsourcing Services grew 15%,  followed by Consulting and Integration and Technology Services, which grew 13% and 9%, respectively, over the prior-year period. Operating profit was $489 million, or 11.2% of revenue, up from $406 million, or 10.3% of revenue, in the prior-year period.

HP Software

HP Software revenue grew 11% over the prior-year period to $666 million, led by 19% growth in the Business Technology Optimization portfolio. Operating profit was $51 million, or 7.7% of revenue, up from $18 million, or 3.0% of revenue, in the prior-year period.

Financial Services

HP Financial Services (HPFS) reported revenue of $642 million, an increase of 17% year over year. Financing volume and net portfolio assets increased 5% and 14%, respectively, over the prior-year period. Operating margin was 6.7% of revenue, up from 5.9% in the comparable period last year.

Asset management

HP generated $3.2 billion in cash flow from operations for the quarter. Inventory ended the quarter at $7.9 billion, down 6 days over the prior year. Accounts receivable of $12.4 billion were up 2 days over the prior-year period. Accounts payable ended the quarter at $11.2 billion down 6 days from the prior-year period. HP’s dividend payment of $0.08 per share in the first quarter resulted in cash usage of $206 million. HP utilized $3.3 billion of cash during the first quarter to repurchase approximately 72 million shares of common stock from the open market. HP exited the quarter with $10.1 billion in gross cash, which includes cash and cash equivalents of $9.9 billion, short-term investments of $73 million, and certain long-term investments of $116 million.

Outlook

HP estimates Q2 FY08 revenue will be approximately $27.7 billion to $27.9 billion.

Second quarter FY08 GAAP diluted EPS is expected to be approximately $0.77 to $0.78 and non-GAAP diluted EPS is expected to be approximately $0.83 to $0.84. Second quarter FY08 non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.06 per share, related primarily to the amortization of purchased intangibles.

HP estimates FY08 revenue will be approximately $113.5 billion to $114.0 billion.

FY08 GAAP diluted EPS is expected to be in the range of $3.26 to $3.30, and FY08 non-GAAP diluted EPS is expected to be in the range of $3.50 to $3.54. FY08 non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.24 per share, related primarily to the amortization of purchased intangibles.

More information on HP’s quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on HP’s Investor Relations website at www.hp.com/investor/home.

More detailed information about the reclassification of HP’s Business Intelligence and Information Management businesses from HP Services and ESS to HP Software and the reclassification of revenue among business units within PSG and IPG is included in the tables that follow this release. These reclassifications do not impact HP’s previously reported consolidated net revenue, earnings from operations, net earnings or EPS.

HP’s Q1 FY08 earnings conference call is accessible via an audio webcast at www.hp.com/investor/q12008webcast.

About HP

HP focuses on simplifying technology experiences for all of its customers – from individual consumers to the largest businesses. With a portfolio that spans printing, personal computing, software, services and IT infrastructure, HP is among the world’s largest IT companies, with revenue totaling $107.7 billion for the four fiscal quarters ended Jan. 31, 2008. More information about HP (NYSE: HPQ) is available at www.hp.com.

Use of non-GAAP financial information

To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash. HP also provides forecasts of non-GAAP diluted earnings per share. A reconciliation of the adjustments to GAAP results for this quarter and prior periods is included in the tables below. In addition, an explanation of the ways in which HP management uses these non-GAAP measures to evaluate its business, the substance behind HP management’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP management compensates for those limitations, and the substantive reasons why HP management believes that these non-GAAP measures provide useful information to investors is included under “Use of Non-GAAP Financial Measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for operating profit, operating margin, net earnings, diluted earnings per share, or cash and cash equivalents prepared in accordance with GAAP.

Forward-looking statements

This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, earnings, tax provisions, cash flows, benefit obligations, share repurchases or other financial items; any statements of the plans, strategies, and objectives of management for future operations, including execution of cost reduction programs and restructuring plans; any statements concerning the expected development, performance or market share relating to products or services; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include macroeconomic and geopolitical trends and events; execution and performance of contracts by suppliers, customers and partners; the challenge of managing asset levels, including inventory; the difficulty of aligning expense levels with revenue changes; assumptions related to pension and other post-retirement costs; expectations and assumptions relating to the execution and timing of cost reduction programs and restructuring plans; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2007 and HP’s other filings with the Securities and Exchange Commission. As in prior periods, the financial information set forth in this release, including tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be meaningful, these amounts could differ materially from actual reported amounts in HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2008. In particular, determining HP’s actual tax balances and provisions as of January 31, 2008 requires extensive internal and external review of tax data (including consolidating and reviewing the tax provisions of numerous domestic and foreign entities), which is being completed in the ordinary course of preparing HP’s Form 10-Q. HP assumes no obligation and does not intend to update these forward-looking statements.

Note to editors: More news from HP, including links to RSS feeds, is available at www.hp.com/hpinfo/newsroom/.

© 2008 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. HP shall not be liable for technical or editorial errors or omissions contained herein.

2/2008

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Unaudited)
(In millions except per share amounts)

	Three months ended
	January 31, 2008	October 31, 2007	January 31, 2007

Net revenue	$28,467	$28,293	$25,082

Costs and expenses(a):
Cost of sales	21,499	21,304	19,136
Research and development	898	914	877
Selling, general and administrative	3,241	3,272	2,908
Amortization of purchased intangible assets	206	187	201
In-process research and development charges	--	4	167
Restructuring	10	(20)	(41)
Pension curtailments and pension settlements, net	--	--	(9)
Total costs and expenses	25,854	25,661	23,239

Earnings from operations	2,613	2,632	1,843

Interest and other, net	72	67	121

Earnings before taxes	2,685	2,699	1,964

Provision for taxes(b)	552	535	417

Net earnings	$2,133	$2,164	$1,547

Net earnings per share:
Basic	$0.83	$0.84	$0.57
Diluted	$0.80	$0.81	$0.55

Cash dividends declared per share	$0.16	$--	$0.16

Weighted-average shares used to compute net earnings per share:
Basic	2,560	2,576	2,705
Diluted	2,655	2,678	2,801

(a) Stock-based compensation expense included under SFAS 123(R) was as follows:
Cost of sales	$36	$40	$45
Research and development	20	18	19
Selling, general and administrative	101	110	99
Total costs and expenses	$157	$168	$163

(b) Tax benefit from stock-based compensation	$(47)	$(54)	$(48)

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three		Three		Three
	months	Diluted	months	Diluted	months	Diluted
	ended	earnings	ended	earnings	ended	earnings
	January 31,	per	October 31,	per	January 31,	per
	2008	share	2007	share	2007	share

GAAP net earnings	$2,133	$ 0.80	$2,164	$ 0.81	$1,547	$ 0.55

Non-GAAP adjustments:

Amortization of purchased intangible assets	206	0.08	187	0.07	201	0.07
In-process research and development charges	--	--	4	--	167	0.06
Restructuring	10	--	(20)	(0.01)	(41)	(0.02)
Pension curtailments and pension settlements, net	--	--	--	--	(9)	--
Adjustments for taxes	(58)	(0.02)	(39)	(0.01)	(39)	(0.01)

Non-GAAP net earnings	$2,291	$ 0.86	$2,296	$ 0.86	$1,826	$ 0.65

GAAP earnings from operations	$2,613		$2,632		$1,843

Non-GAAP adjustments:
Amortization of purchased intangible assets	206		187		201
In-process research and development charges	--		4		167
Restructuring	10		(20)		(41)
Pension curtailments andpension settlements, net	--		--		(9)

Non-GAAP earnings from operations	$2,829		$2,803		$2,161

GAAP operating margin	9%		9%		7%
Non-GAAP adjustments	1%		1%		2%

Non-GAAP operating margin	10%		10%		9%

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED
BALANCE SHEETS
(In millions)

	January 31, 2008	October 31, 2007
	(unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$9,903	$11,293
Short-term investments	73	152
Accounts receivable	12,384	13,420
Financing receivables	2,561	2,507
Inventory	7,938	8,033
Other current assets	11,767	11,997

Total current assets	44,626	47,402

Property, plant and equipment	7,804	7,798

Long-term financing receivables and other assets	10,325	7,647

Goodwill and purchased intangible assets	25,817	25,852

Total assets	$88,572	$88,699

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable and short-term borrowings	$2,212	$3,186
Accounts payable	11,162	11,787
Employee compensation and benefits	2,657	3,465
Taxes on earnings	420	1,891
Deferred revenue	5,314	5,025
Accrued restructuring	95	123
Other accrued liabilities	14,798	13,783

Total current liabilities	36,658	39,260

Long-term debt	5,099	4,997
Other liabilities	8,871	5,916

Stockholders' equity	37,944	38,526

Total liabilities and stockholders' equity	$88,572	$88,699

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Three months ended
	January 31, 2008	January 31, 2007

Cash flows from operating activities:
Net earnings	$2,133	$1,547
Adjustments to reconcile net earnings to
net cash provided by (used in) operating activities:
Depreciation and amortization	749	643
Stock-based compensation expense	157	163
Provision for bad debt and inventory	78	77
In-process research and development charges	--	167
Restructuring	10	(41)
Pension curtailments and pension settlements, net	--	(9)
Deferred taxes on earnings	361	91
Excess tax benefit from stock-based compensation	(88)	(100)
Other, net	6	(13)

Changes in assets and liabilities:
Accounts and financing receivables	1,007	548
Inventory	54	(698)
Accounts payable	(659)	(759)
Taxes on earnings	(92)	131
Restructuring	(31)	(281)
Other assets and liabilities	(498)	(1,488)
Net cash provided by (used in) operating activities	3,187	(22)

Cash flows from investing activities:
Investment in property, plant and equipment	(611)	(718)
Proceeds from sale of property, plant and equipment	88	139
Purchases of available-for-sale securities and other investments	(20)	(13)
Maturities and sales of available-for-sale securities and other investments	106	92
Payments made in connection with business acquisitions, net	(264)	(4,464)

Net cash used in investing activities	(701)	(4,964)

Cash flows from financing activities:
Issuance of commercial paper and notes payable, net	(899)	1,263
Issuance of debt	16	69
Payment of debt	(105)	(1,056)
Issuance of common stock under employee stock plans	554	797
Repurchase of common stock	(3,324)	(2,312)
Excess tax benefit from stock-based compensation	88	100
Dividends	(206)	(218)
Net cash used in financing activities	(3,876)	(1,357)

Decrease in cash and cash equivalents	(1,390)	(6,343)
Cash and cash equivalents at beginning of period	11,293	16,400
Cash and cash equivalents at end of period	$9,903	$10,057

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

	Three months ended
	January 31,	October 31,	January 31,
	2008	(2007)(a)	(2007)(a)
Net revenue:

Enterprise Storage and Servers	$4,820	$5,108	$4,421
HP Services	4,378	4,348	3,932
HP Software	666	759	598
Technology Solutions Group	9,864	10,215	8,951
Personal Systems Group	10,791	10,133	8,719
Imaging and Printing Group	7,312	7,554	6,999
HP Financial Services	642	657	547
Corporate Investments	218	210	157
Total Segments	28,827	28,769	25,373
Eliminations of intersegment net revenue and other	(360)	(476)	(291)

Total HP Consolidated	$28,467	$28,293	$25,082

Earnings (Loss) from operations:

Enterprise Storage and Servers	$673	$736	$453
HP Services	489	515	406
HP Software	51	145	18
Technology Solutions Group	1,213	1,396	877
Personal Systems Group	628	589	414
Imaging and Printing Group	1,150	1,094	1,073
HP Financial Services	43	48	32
Corporate Investments	8	(5)	(29)
Total Segments	3,042	3,122	2,367

Corporate and unallocated costs and eliminations	(89)	(197)	(66)
Unallocated costs related to stock-based compensation expense	(124)	(122)	(140)
Amortization of purchased intangible assets	(206)	(187)	(201)
In-process research and development charges	--	(4)	(167)
Restructuring	(10)	20	41
Pension curtailments and pension settlements, net	--	--	9
Interest and other, net	72	67	121

Total HP Consolidated Earnings Before Taxes	$2,685	$2,699	$1,964

(a)	Certain fiscal 2008 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2007, the reclassifications resulted in the transfer of revenue and operating profit among the Enterprise Storage and Servers, HP Services and HP Software segments within the Technology Solutions Group. There was no impact on the previously reported financial results for the other segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT / BUSINESS UNIT INFORMATION
(Unaudited)
(In millions)

	Three months ended
	January 31,	October 31,	January 31,
	2008	2007(a)	(2007)(a)
Net revenue:

Industry standard servers	$2,988	$3,059	$2,689
Business critical systems	855	1,034	846
Storage	977	1,015	886
Enterprise Storage and Servers	4,820	5,108	4,421
Technology services	2,241	2,229	2,062
Outsourcing services	1,303	1,271	1,129
Consulting and integration	834	848	741
HP Services	4,378	4,348	3,932
Business technology optimization(b)	548	620	460
Other(b)	118	139	138
HP Software	666	759	598
Technology Solutions Group	9,864	10,215	8,951
Notebooks	5,664	5,164	4,146
Desktops	4,401	4,222	3,821
Workstations	467	473	405
Handhelds	89	108	191
Other	170	166	156
Personal Systems Group	10,791	10,133	8,719
Commercial Hardware	1,726	1,880	1,616
Consumer Hardware	1,180	1,251	1,241
Supplies	4,399	4,423	4,142
Other	7	--	--
Imaging and Printing Group	7,312	7,554	6,999
HP Financial Services	642	657	547
Corporate Investments	218	210	157
Total Segments	28,827	28,769	25,373

Eliminations of intersegment net revenue and other	(360)	(476)	(291)

Total HP Consolidated	$28,467	$28,293	$25,082

(a)	Certain fiscal 2008 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2007, the reclassifications resulted in the transfer of revenue among Enterprise Storage and Servers, HP Services and HP Software segments within the Technology Solutions Group. In addition, revenue was transferred among the business units within the Imaging and Printing Group and among the business units within the Personal Systems Group, but there was no change to the previously reported revenue for either segment as a whole. There was no impact on the previously reported financial results for the HP Financial Services and Corporate Investments segments.

(b)	The OpenView business unit was renamed as “Business Technology Optimization” and the OpenCall and Other business unit was renamed as “Other” effective in fiscal 2008. The renamed “Other” business unit includes primarily the OpenCall and Business Information Optimization products.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended
	January 31, 2008	October 31, 2007	January 31, 2007

Numerator:
Net earnings	$2,133	$2,164	$1,547

Adjustment for interest expense on zero-coupon subordinated convertible notes, net of taxes	2	2	2

Net earnings, adjusted	$2,135	$2,166	$1,549

Denominator:
Weighted-average shares used to compute basic EPS	2,560	2,576	2,705
Effect of dilutive securities:
Dilution from employee stock plans	87	94	88
Zero-coupon subordinated convertible notes	8	8	8
Dilutive potential common shares	95	102	96

Weighted-average shares used to compute diluted EPS	2,655	2,678	2,801

Net earnings per share:
Basic(a)	$0.83	$0.84	$0.57
Diluted(b)	$0.80	$0.81	$0.55

(a)	HP's basic earnings per share was calculated based on net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)	The diluted earnings per share included additional dilution from potential issuance of common stock, such as stock issuable pursuant to exercise of stock options and conversion of debt, except when such issuances would be antidilutive.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NON-GAAP NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended
	January 31, 2008	October 31, 2007	January 31, 2007

Numerator:
Non-GAAP net earnings	$2,291	$2,296	$1,826

Adjustment for interest expense on zero-coupon subordinated convertible notes, net of taxes	2	2	2

Non-GAAP net earnings, adjusted	$2,293	$2,298	$1,828

Denominator:
Weighted-average shares used to compute basic EPS	2,560	2,576	2,705
Effect of dilutive securities:
Dilution from employee stock plans	87	94	88
Zero-coupon subordinated convertible notes	8	8	8
Dilutive potential common shares	95	102	96

Weighted-average shares used to compute diluted EPS	2,655	2,678	2,801

Non-GAAP net earnings per share:
Basic(a)	$0.89	$0.89	$0.68
Diluted(b)	$0.86	$0.86	$0.65

(a)	HP’s basic non-GAAP earnings per share was calculated based on non-GAAP net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)	HP’s diluted non-GAAP earnings per share included additional dilution from potential issuance of common stock, such as stock issuable pursuant to exercise of stock options and conversion of debt, except when such issuances would be antidilutive.

Use of Non-GAAP Financial Measures

To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash. HP also provides forecasts of non-GAAP diluted earnings per share. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP operating profit is earnings from operations. The GAAP measure most directly comparable to non-GAAP operating margin is operating margin. The GAAP measure most directly comparable to non-GAAP net earnings is net earnings. The GAAP measure most directly comparable to non-GAAP diluted earnings per share is diluted net earnings per share. The GAAP measure most directly comparable to gross cash is cash and cash equivalents. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above.

Use and Economic Substance of Non-GAAP Financial Measures Used by HP

Non-GAAP operating profit and non-GAAP operating margin are defined to exclude the effects of any restructuring charges, charges relating to the amortization of purchased intangible assets, pension curtailment and settlement gains and losses, and in-process research and development charges recorded during the relevant period. Non-GAAP net earnings and non-GAAP diluted earnings per share consist of net earnings or diluted net earnings per share excluding those same charges. In addition, non-GAAP net earnings and non-GAAP diluted earnings per share are adjusted by the amount of additional taxes or tax benefit associated with each non-GAAP item. HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding those items mentioned above from these non-GAAP financial measures allows HP management to better understand HP’s consolidated financial performance in relationship to the operating results of HP’s segments, as management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

•

Restructuring charges consist of costs primarily related to severance and benefits for employees terminated pursuant to a formal restructuring plan, including strategic reallocations or workforce reductions and early retirement programs. HP excludes these restructuring costs (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because it believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of HP’s current operating performance or comparisons to HP’s past operating performance.

•

Purchased intangible assets consist primarily of customer contracts, customer lists, distribution agreements, technology patents, and products, trademarks and trade names purchased in connection with acquisitions. HP incurs charges relating to the amortization of these intangibles, and those charges are included in HP’s GAAP presentation of earnings from operations, operating margin, net earnings and net earnings per share. Amortization charges for HP’s purchased intangible assets are inconsistent in amount and frequency and are significantly impacted by the timing and magnitude of HP’s acquisitions. Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

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In the first quarter of fiscal 2007, HP recognized a net curtailment gain for its non-U.S. pension plans. The net gain primarily reflects a plan design change in Mexico where HP ceased pension accruals for current employees who did not meet defined criteria based on age and years of service (calculated as of December 31, 2006). In the second quarter of fiscal 2007, HP recorded a pension curtailment gain primarily resulting from the decision to cease pension accruals under its U.S. defined benefit pension plan for all employees who were still accruing benefits under that plan. The curtailment gain was partially offset primarily by a settlement expense associated with the distribution and subsequent transfer of accrued pension benefits from HP’s U.S. Excess Benefit Plan to HP’s U.S. Executive Deferred Compensation Plan for the terminated vested plan participants. Because pension curtailment gains and pension settlement losses are inconsistent in amount and frequency, HP believes that eliminating these gains and losses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

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In-process research and development charges relate to amounts assigned to tangible and intangible assets to be used in research and development projects that have no alternative future use and therefore are charged to expense at the acquisition date. Charges for in-process research and development in connection with HP’s acquisitions are reflected in HP’s GAAP presentation of earnings from operations, operating margin, net earnings and net earnings per share. In-process research and development expenses are not indicative of HP’s ongoing operating costs and are generally unpredictable. Accordingly, HP believes that eliminating these expenses for purposes of calculating these non-GAAP measures contributes to a meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

Gross cash is a non-GAAP measure that is defined as cash and cash equivalents plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. HP’s management uses gross cash for the purpose of determining the amount of cash available for investment in HP’s businesses, funding strategic acquisitions, repurchasing stock and other purposes. HP’s management also uses gross cash for the purposes of evaluating HP’s historical and prospective liquidity, as well as to further its own understanding of HP’s segment operating results. Because gross cash includes liquid assets that are not included in GAAP cash and cash equivalents, HP believes that gross cash provides a more accurate and complete assessment of HP’s liquidity and segment operating results.

Material Limitations Associated with Use of Non-GAAP Financial Measures

These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

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Items such as amortization of purchased intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted earnings per share and therefore does not reflect the full economic effect of the loss in value of those intangible assets.

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Items such as restructuring charges that are excluded from non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted earnings per share can have a material impact on cash flows and earnings per share.

•	HP may not be able to liquidate immediately the long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

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Other companies may calculate non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash differently than HP does, limiting the usefulness of those measures for comparative purposes.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures

HP compensates for the limitations on its use of non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. HP also provides robust and detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this press release and in other written materials that include these non-GAAP financial measures, and HP encourages investors to review carefully those reconciliations.

Usefulness of Non-GAAP Financial Measures to Investors

HP believes that providing non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by HP’s management in its financial and operational decision-making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that are calculated in a similar manner.